SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2005

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 23, 2005, Salix Pharmaceuticals, Ltd. and InKine Pharmaceutical Company, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Salix will acquire InKine. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1. The description of the Merger Agreement set forth herein and in the attached press release is qualified in its entirety by reference to Exhibit 2.1.

The merger will take the form of a tax-free stock-for-stock merger and is expected to be completed in the fourth quarter of 2005. Under the terms of the agreement, InKine shareholders will receive newly issued shares of Salix common stock for each InKine share owned based on an exchange ratio. This exchange ratio will equal $3.55 divided by the average (rounded to the nearest cent) of the per share closing prices of Salix common stock as reported by NASDAQ during the 40 trading days ending two days prior to the closing of the transaction; however, if this average is greater than $20.44, then the exchange ratio will be 0.1737, and if this average is less than $16.00, then the exchange ratio will be 0.2219. Cash will be paid for fractional shares.

The transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, approval of InKine’s stockholders and approval of Salix’s stockholders. In association with the transaction, Salix anticipates it may incur charges associated with purchase accounting which will be detailed following its closing.

Certain officers and directors of Salix and InKine have signed agreements pursuant to which they agree to vote shares beneficially owned by them in favor of the merger.

Forward-Looking Statements

This filing contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, the timing of completion of the transaction and potential purchase accounting charges. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include receipt of regulatory and stockholder approval, integration of the two companies post-closing, market acceptance for the transaction and approved products, management of rapid growth, risks of regulatory review and clinical trials, intellectual property risks, and the need to acquire additional products. The reader is referred to the documents that Salix and InKine file from time to time with the Securities and Exchange Commission. Salix and InKine do not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Where to Find Additional Information

In connection with the merger between Salix and InKine, Salix intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF SALIX AND INKINE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SALIX, INKINE AND THE MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Salix or InKine with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Salix by directing a request to: Salix Pharmaceuticals, Ltd., 1700 Perimeter Park Drive, Morrisville, North Carolina 27560, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by InKine by contacting InKine Pharmaceutical Company, Inc., 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422, Attn: Investor Relations.

Participants in the Merger Solicitation

Salix, InKine and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Salix and InKine in favor of the merger. Information about the executive officers and directors of Salix and their ownership of Salix common stock is set forth in the proxy statement for Salix’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Information about the executive officers and directors of InKine and their ownership of InKine common stock is set forth in the proxy statement for InKine’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Salix, InKine and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Salix Pharmaceuticals, Ltd., InKine Pharmaceutical Company, Inc. and Metal Acquisition Corp., dated as of June 23, 2005.

99.1	Joint press release of Salix Pharmaceuticals, Ltd. and InKine Pharmaceutical Company, Inc. dated June 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 23, 2005
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer